Exhibit 24(b)

POWER OF ATTORNEY

Each of the undersigned directors of Alabama Gas Corporation, an Alabama corporation, hereby nominates, constitutes and appoints James T. McManus, II, and Charles W. Porter, Jr., and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Report on Form 10-K for the year ended December 31, 2008 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors of Alabama Gas Corporation have executed this Power of Attorney as of the 28th day of January, 2009.

/s/ Stephen D. Ban

/s/ Julian W. Banton

/s/ Kenneth W. Dewey

/s/ James S. M. French

/s/ T. Michael Goodrich

/s/ Judy M. Merritt

/s/ Stephen A. Snider

/s/ Wm. Michael Warren, Jr.

/s/ David W. Wilson

/s/ Gary C. Youngblood